Exhibit 99.1

Footnote 2 to Form 3:

Crestview Radio Investors, LLC directly beneficially owns 60,635,311 shares of Common Stock and 7,776,498 warrants. Each of Crestview Partners II GP, L.P., Crestview Partners II, L.P., Crestview Partners II (TE), L.P., Crestview Partners II (FF), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. may be deemed to have beneficial ownership of the 60,635,311 shares of Class A Common Stock and 7,776,498 warrants directly owned by Crestview Radio Investors, LLC. Crestview Partners II GP, L.P. is the general partner of Crestview Partners II, L.P., Crestview Partners II (TE), L.P., Crestview Partners (FF), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. , each of which is a member of Crestview Radio Investors, LLC. The reporting person provides investment advisory and management services to Crestview Radio Investors, LLC. The reporting person disclaims beneficial ownership of all of the foregoing securities except to the extent of its pecuniary interest therein.